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                                                                   EXHIBIT  23.1


                          CONSENT OF BENDINGER & CO.


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 3,300,000 shares of common stock issued under the xraymedia.com, Inc. Performance Stock Plan of Xraymedia.com, Inc. of our report dated March 15, 2000, relating to the Financial Statement of Xraymedia.com, Inc. for the year ended December 31, 1999 and 1998 included in its Annual Report (Form 10-KSB) for the year ending December 31, 1999.


                                        /s/ Bendinger & Co.

Vancouver, Canada
October 1, 2000